UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2011

NuPathe Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Purchase Agreement and Registration Rights Agreement with Aspire Capital

General

On August 2, 2011, NuPathe Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30.0 million of shares of the Company’s common stock over the 24-month term of the Purchase Agreement.  In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, the Company issued to Aspire Capital 84,866 shares of the Company’s common stock (the “Commitment Shares”) and Aspire Capital purchased 70,721 shares of the Company’s common stock (the “Initial Purchase Shares”) at $7.07 per share.

The Company right to sell shares under the Purchase Agreement

As described below, generally under the Purchase Agreement the Company has two ways it can elect to sell shares of common stock to Aspire Capital on any business day the Company selects: (1) up to 100,000 shares at a known price based on the market prices at the time of each sale, and (2) a number of shares up to 30% of the volume traded on the purchase date at a price equal to 95% of the volume weighted average price for such purchase date.

Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), in which the Company agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the shares of the Company’s common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

Under the Purchase Agreement, after the Securities and Exchange Commission (the “SEC”) has declared effective the registration statement referred to above, on any trading day on which the closing sale price of the Company’s common stock is not less than $4.00 per share (the “Floor Price”), the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 100,000 shares of the Company’s common stock per business day, up to $30.0 million of the Company’s common stock in the aggregate at a per share price (the “Purchase Price”) equal to the lesser of:

•                  the lowest sale price of the Company’s common stock on the purchase date; or

•                  the arithmetic average of the three lowest closing sale prices for the Company’s common stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.

However, no sale pursuant to a Purchase Notice may exceed $500,000 per trading day.  The applicable Purchase Price will be determined prior to delivery of the Purchase Notice.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in an amount equal to the lesser of (i) 100,000 shares and (ii) the number of shares with an aggregate purchase price of $500,000, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on The NASDAQ Global Market on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares the Company may determine (the “VWAP Purchase Share Volume Maximum”) and a minimum trading price (the “VWAP Minimum Price Threshold”) equal to the greater of (a) 90% of the closing price of the Company’s common stock on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by the Company in the VWAP Purchase Notice.  The purchase price per share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) is 95% of the volume-weighted average price for the Company’s common stock traded on The Nasdaq Global Market:

•                  on the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum; or

•                  during that portion of such trading day until such time as the sooner to occur of (i) the time at which the aggregate shares traded exceed the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of the Company’s common stock falls below the VWAP Minimum Price Threshold.

The Company may

deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of the Company’s common stock to Aspire Capital.  Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement.  There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

Floor Price

Under the Purchase Agreement, the Company and Aspire Capital may not effect any sales of shares of the Company’s common stock pursuant to the Purchase Agreement on any trading day that the closing sale price of the Company’s common stock is less than the Floor Price.

Compliance with Nasdaq Global Market Rules

The Purchase Agreement provides that the number of shares that may be sold pursuant to the Purchase Agreement shall be limited to 19.9% of the Company’s outstanding shares as of August 2, 2011, the date of the Purchase Agreement, unless stockholder approval is obtained to issue more than 19.9% to be in compliance with the applicable listing maintenance rules of The NASDAQ Global Market.  The Company currently does not intend to seek stockholder approval of the transactions contemplated by the Purchase Agreement.

Events of Default

The Purchase Agreement provides for customary events of default, upon the occurrence of which Aspire Capital may terminate the Purchase Agreement.  Such events of default include, without limitation:

•                  the lapse, or unavailability to Aspire Capital for the sale of shares of the Company’s common stock, of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, subject to specified cure periods.

•                  the delisting of the Company’s common stock from its principal market, provided the Company’s common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Capital Market, the NYSE Amex Equities or the OTC Bulletin Board; and

•                  any breach by the Company of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which would reasonably be expected to have a material adverse effect on the Company subject to a cure period of five business days.

The Company’s Termination Rights

The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost to the Company.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of the Company’s common stock during any time prior to the termination of the Purchase Agreement.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete.  Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

The issuance of the Commitment Shares, the Initial Purchase Shares and all other shares of common stock that may be issued from time to time to Aspire Capital under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of the Company’s common stock and price for such sales under the Purchase Agreement. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 3.02               Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 7.01               Regulation FD Disclosure.

On August 2, 2011, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated August 2, 2011, between NuPathe Inc. and Aspire Capital Fund, LLC

10.1	Common Stock Purchase Agreement, dated August 2, 2011 between NuPathe Inc. and Aspire Capital Fund, LLC

99.1	Press Release dated August 2, 2011, titled “NuPathe Announces Common Stock Purchase Agreement for up to $30 Million”.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nupathe, Inc.

Date: August 2, 2011	By:	/s/ Jane H. Hollingsworth
Jane H. Hollingsworth Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Registration Rights Agreement, dated August 2, 2011, between NuPathe Inc. and Aspire Capital Fund, LLC

10.1	Common Stock Purchase Agreement, dated August 2, 2011 between NuPathe Inc. and Aspire Capital Fund, LLC

99.1	Press Release dated August 2, 2011, titled “NuPathe Announces Common Stock Purchase Agreement for up to $30 Million”.